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                              SIERRA ON-LINE, INC.

                    RESTRICTED STOCK AWARD LETTER AGREEMENT



TO:      _________________________________

         We are pleased to inform you that you have been selected by Sierra On-Line, Inc. (the "Company") to receive a restricted stock award (the "Restricted Stock Award") for __________ shares of the Company's Common Stock.

         The terms of the Restricted Stock Award are as set forth in this
Agreement:

         DATE OF GRANT: The date of grant of the Restricted Stock Award is ___________, 1995.

         CONSIDERATION FOR RESTRICTED STOCK AWARD: As required by the Delaware General Corporation Law, consideration not less than the par value of the Company's common stock, or $.01 per share, has been paid by you to the Company for the Restricted Stock Award, in the form of services previously rendered.

         VESTING: The Restricted Stock Award is subject to forfeiture upon your termination of employment with the Company for cause ("cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Company, and its determination shall be conclusive and binding), or for any other reason other than termination without cause, death, disability or retirement or early retirement at the Company's request (as the terms "disability" and "retirement" are defined for purposes of the Company's Profit Sharing Plan and the term "early retirement" is defined by the administrator of the 1995 Stock Option and Award Plan). The Restricted Stock Award shall vest and be no longer subject to forfeiture on May 31, 1996.

         EARLY LAPSE OF RESTRICTIONS: The Restricted Stock Award shall become fully vested and shall no longer be subject to forfeiture upon (i) the termination of your employment by the Company without cause, (ii) the termination of your employment by reason of your death, disability or retirement, (iii) any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the common stock immediately prior to the merger have substantially the same





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proportionate ownership of common stock of the surviving corporation immediately after the merger, (iv) any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") of the Company, (v) approval by the holders of the common stock of any plan or proposal for the liquidation or dissolution of the Company, or (vi) an unforeseeable emergency as determined by the administrator of the Plan in accordance with Treasury Regulations Section 1.457-2(h)(4); provided, that in the case of subparagraphs (iii), (iv) and (v) above, the restrictions on the Restricted Stock Award shall not lapse if and to the extent: (a) such Restricted Stock Award is either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation, or (b) such Restricted Stock Award is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Restricted Stock Award. The determination of Restricted Stock Award comparability under clause
(a) above shall be made by the Company, and its determination shall be conclusive and binding. Any such Restricted Stock Awards that are assumed or replaced in the transaction and do not otherwise vest at that time shall be vested in the event the employee's employment or services should subsequently terminate within two years following such transaction, unless such employment or services are terminated by the Company for cause.

         HOLDING PERIOD: If an individual subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") sells shares of the Restricted Stock Award within six months after the date the Restricted Stock Award was granted, such sale may result in short-swing profit recovery under Section 16(b) of the Exchange Act.

         WITHHOLDING TAXES: You agree to pay to the Company, at the applicable time, the full amount of withholding taxes payable with respect to the Restricted Stock Award. If any withholding tax is due at the time the restrictions have lapsed, no stock certificate will be delivered to you until withholding requirements have been satisfied. The Company is authorized to retain and withhold from any payment, such as salary due you, the amount of taxes required by any governmental agency to be withheld and paid with respect to the delivery of restricted or unrestricted shares to you.

         SECTION 83(b) ELECTION FOR RESTRICTED STOCK AWARD: You understand that under Code Section 83 the excess of the fair market value of the Restricted Stock Award on the date any forfeiture restrictions applicable to such shares lapse over the consideration paid for the Restricted Stock Award will be reportable as ordinary income on the lapse


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date.  You understand that you may elect under Code Section 83(b) to be taxed at the time the Restricted Stock Award is acquired hereunder, rather than when and as the Restricted Stock Award ceases to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of grant of the Restricted Stock Award. The Company has furnished to you additional information regarding the Code
Section 83(b) election. YOU UNDERSTAND THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE.

         TRANSFER OF STOCK AWARD: Your rights hereunder may not be assigned or transferred except by will or by the laws of descent or distribution. In the event of any attempt by you to sell, exchange, transfer, pledge or otherwise dispose of the Restricted Stock Award in violation of the provisions hereof, the Restricted Stock Award shall be forfeited to the Company.

         ADJUSTMENT OF SHARES: In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock, then the Board of Directors of the Company, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in the number and class of securities that are subject to the Restricted Stock Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Board of Directors of the Company as to the terms of the foregoing adjustments shall be conclusive and binding.

         CONTINUED EMPLOYMENT OR SERVICES: Neither the Restricted Stock Award nor any action of the Company taken under the Restricted Stock Award shall be construed as giving you any right to be retained in the employ of the Company or limit the Company's right to terminate your employment or services.

         RETENTION OF STOCK CERTIFICATE(S): The stock certificate(s) representing the Restricted Stock Award will be retained by the Company until the Restricted Stock Award is no longer subject to forfeiture. If any portion of the Restricted Stock Award is forfeited, the forfeited shares will be transferred to the Company. The attached



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Assignment Separate From Certificate will be used to effect the transfer only in the event of forfeiture.

         Please execute the Acceptance and Acknowledgment set forth below on the enclosed copy of this Agreement and the attached Assignment Separate From Certificate attached to this Agreement and return them to the undersigned.

                                              Very truly yours,

                                              SIERRA ON-LINE, INC.



                                              By________________________________

                                                Its ____________________________








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                         ACCEPTANCE AND ACKNOWLEDGMENT

         I, a resident of the State of ___________________, accept the Restricted Stock Award described above and acknowledge receipt of a copy of this Agreement.

Dated: ___________________


________________________                              _____________________________
Taxpayer I.D. Number                                       ___________________

                                                      Address______________________

                                                      _____________________________

                                                      _____________________________


         By his or her signature below, the spouse of the employee signing above, if such employee is legally married as of the date of his or her execution of this Agreement, acknowledges that he or she has read this Agreement and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of this Agreement.

Dated:  _________________



                                              __________________________________

                                              Spouse's Signature


                                              __________________________________

                                              Printed Name

         By his or her signature below, the employee represents that he or she is not legally married as of the date of execution of this Agreement.

Dated:  _________________



                                              __________________________________

                                              Employee's Signature




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                      ASSIGNMENT SEPARATE FROM CERTIFICATE



         FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto __________________________________________, _________ shares of the Common
Stock of ___________________________________ represented by certificate No.
_______ standing in the undersigned's name on the books of said corporation.

         The undersigned hereby irrevocably constitutes and appoints _________________________________________________ to transfer said shares on the books of said corporation with full power of substitution in the premises.

         DATED: ______________________

                                        _____________________________________

                                        ____________________________________
                                        [Print Legal Name Above]